Exhibit 12(b)

Hugh C. McHaffie and Peter H. Duffy each certify that to his knowledge:

1.	The report on Form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	Information contained in the report on Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the registrant.

By:	/s/ Hugh C. McHaffie	By:	/s/ Peter H. Duffy
Name:	Hugh C. McHaffie	Name:	Peter H. Duffy
Title:	President	Title:	Treasurer
Date:	August 26, 2005	Date:	August 26, 2005